                      SECOND AMENDMENT TO CREDIT AGREEMENT

         THIS SECOND AMENDMENT TO CREDIT AGREEMENT (the "AMENDMENT"), dated as of November 17, 2000, is among MARKETING SPECIALISTS CORPORATION, MARKETING SPECIALISTS SALES COMPANY, PAUL INMAN ASSOCIATES, INC., and THE SALES FORCE COMPANIES, INC. ("BORROWERS"), each of the banks or other lending institutions which is a party hereto (individually a "BANK" and collectively the "BANKS") and THE CHASE MANHATTAN BANK, individually as a Bank and as agent for itself and the other Banks (in its capacity as agent, the "AGENT").

                                    RECITALS:

         A. Borrowers (other than The Sales Force Companies, Inc.), Bromar, Inc., the Agent, and the Banks have entered into that certain Credit Agreement dated as of March 30, 2000 (the "ORIGINAL CREDIT AGREEMENT"). The Original Credit Agreement has been modified pursuant to the following (and the Original Credit Agreement as modified by the following, herein the "AGREEMENT"):

                  1. That certain First Amendment to Credit Agreement dated April 13, 2000 among Borrowers (other than The Sales Force Companies, Inc.), the Agent and the Banks; and

                  2. That certain Joinder Agreement dated April 14, 2000 executed by the Borrowers, the Agent and the Banks to join The Sales Force Companies, Inc. into the Agreement as a "Borrower" thereunder.

         B. To provide the Borrowers with additional funds for operations and additional Borrowing Availability (as defined in the Agreement) under the Agreement, the following transactions have occurred:

                  1. MS Acquisition Limited ("MS LIMITED") has purchased $11,500,000 of Marketing Specialists Corporation's (the "PARENT") Convertible Paid-In-Kind Preferred Stock;

                  2. Parent has borrowed from Richmont Capital Partners I, L.P. ("RICHMONT") on a basis subordinated to the Obligations (as defined in the Agreement) $9,750,000 as described in that certain Consent Letter dated August 16, 2000 and that certain Consent and Forbearance Letter dated August 30, 2000 (the "RICHMONT CAPITAL SUBORDINATED DEBT");

                  3. On October 5, 2000 Richmont pledged to the Agent cash collateral in an amount equal to $5,000,000 to increase the Borrowing Base (as defined in the Agreement) under the Agreement (the "RICHMONT DEPOSIT") pursuant to that certain Deposit Security Agreement dated October 5, 2000 between the Agent and Richmont;

                  4. Richmont transferred its interest in the Richmont Deposit to MS Limited and on October 11, 2000 MS Limited pledged to the Agent cash collateral in an amount equal to $9,000,000 ($5,000,000 of which was made up of the Richmont Deposit and such deposit, herein the "MS DEPOSIT") pursuant to that certain Deposit Security Agreement dated October 5, 2000 between the Agent and MS Limited; and

                  5. Parent has borrowed from MS Limited on a basis subordinated to the Obligations (as defined in the Agreement) $2,500,000 as described in that certain Consent Letter dated November 7, 2000 (the "MS LIMITED SUBORDINATED DEBT");

         C. Bromar, Inc., an original "Borrower" under the Agreement, has merged with and into Marketing Specialist Sales Company with Marketing Specialist Sales Company the survivor. As a result, Bromar, Inc. is no longer a party to the Agreement.

         D. Richmont has advised the Agent and the Bank that (i) the Richmont Capital Subordinated Debt has been transferred to MS Limited; (ii) MS Limited has acquired 12,397 shares of the Parent's Series B Convertible Paid-In-Kind Preferred Stock (the "SERIES B STOCK"); (iii) in consideration for the issuance of the Series B Stock, MS Limited has cancelled the amounts owing in connection with the Richmont Capital Subordinated Debt (the "DEBT CONVERSION") and paid in cash to the Parent approximately $2,500,000; and (iv) MS Limited has advised the Agent and the Banks that it would like to purchase a participation interest in the Loans outstanding under the Agreement with, among other funds, the funds held in the MS Deposit. To facilitate the forgoing, the Borrowers and Richmont have requested that the Agent release its liens in the MS Deposit and permit MS Limited's purchase of such participation interests.

         E. The Borrowers and the other Obligated Parties have advised the Agent and the Banks that Events of Default have occurred (i) under Section 11.1(c) of the Agreement as a result of (a) the Borrower's failure to comply with the covenants set forth in Sections 10.2 through 10.5 of the Agreement, in each case as of September 30, 2000 and for the period of measurement then ending and (b) the Borrower's failure to comply with the covenants set forth in Section 9.11 of the Agreement in connection with the Debt Conversion and (ii) Section 11.1(j) as a result of the events of default that have occurred under the terms of the First Union Loan Agreement as described in that certain First Amendment to Credit Agreement (the "FUNB FIRST AMENDMENT") dated the date hereof among Marketing Specialists Corporation, the lender named therein and First Union National Bank, as agent (the "EXISTING DEFAULTS" and the covenants described in this clause E, herein the "VIOLATED COVENANTS"). In accordance with the Agreement, the Borrowers and the Obligated Parties have requested that the Agent and the Banks waive the Existing Defaults.

         F. The Agent and the Banks are willing to release the liens in the MS Deposit, agree to such participation and waive the Existing Defaults subject to the amendment of the Agreement as herein set forth, the execution and delivery of a participation agreement satisfactory to the Banks and MS Limited and the payment by MS Limited of the initial purchase price thereunder.

         NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows effective as of the date hereof unless otherwise indicated:

                                   ARTICLE I.

                                   Definitions

         Section 1.1. DEFINITIONS. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.

                                   ARTICLE II.

                                   Amendments

         Section 2.1. AMENDMENT TO SECTION 1.1. Section 1.1 of the Agreement is amended as follows:

                  (a) The definition of the term "Borrower" is amended to omit Bromar, Inc. therefrom and all the Loan Documents are hereby amended so that any reference therein to the Borrowers shall mean the Borrowers without including Bromar, Inc. therein.

                  (b) The definition of the term "Borrowing Base" is amended in its entirety to read as follows:

                           "BORROWING BASE" means, with respect to a Borrower,
                  at any time and calculated without duplication based on the Borrowing Base Report most recently delivered at such time pursuant to SECTION 8.1(d) (or pursuant to SECTION 6.1(k)), an amount equal to the sum of the following (calculated separately for each Borrower):

                                    (a) the product of (x) multiplied by (y)
                           where:

                                            (x) equals the sum of:

                                                       (A) the aggregate amount
                                            of all Eligible Accounts; MINUS

                                                       (B) the Non-System
                                            Receivables Excess (with the term
                                            "NON-SYSTEM RECEIVABLES EXCESS"
                                            meaning, as of any date of
                                            determination, the amount by which
                                            the Non-System Receivables exceed
                                            Four Million Dollars ($4,000,000)
                                            and the term "NON-SYSTEM
                                            RECEIVABLES" meaning all Receivables
                                            created from the actual performance
                                            of services which are charged on a
                                            per diem, hourly, or flat fee basis,
                                            or goods shipped which were not
                                            processed by a direct order through
                                            the Parent; however, for purposes of
                                            this Agreement only, Non-System
                                            Receivables shall not include any
                                            Receivable established based on
                                            estimated amounts due); MINUS

                                                     (C) the aggregate amount of
                                            all of such Borrower's cash
                                            collections on Receivables which
                                            have not been applied to the
                                            Receivables as of the date of the
                                            preparation of the Borrowing Base
                                            Report; and

                                             (y) equals the Advance Percent (as
                                    defined below); PLUS

                                    (b) the amount of cash or cash equivalents
                           that are, in the Agent's sole judgement, pledged to the Agent as collateral for the Obligations; MINUS

                                    (c) the sum of the following

                                            (i) the Aggregate Net Marketing
                                    Development Funds (with the term "AGGREGATE
                                    NET MARKETING DEVELOPMENT FUNDS" meaning, as of any date of calculation, the aggregate amount of all Net Development Funds of all account debtors and the term "NET DEVELOPMENT FUNDS" meaning, as of any date of determination and with respect to each account debtor, an amount equal to the lesser of (A) all Receivables of such account debtor or (B) the aggregate amount of all marketing development funds paid by such account debtor and then held by the applicable Borrower); plus

                                            (ii) the aggregate amount of all the
                                    reserves established by the Agent at any time and from time to time after the Closing Date, that the Agent determines are necessary to protect the Banks' interests, such determination to be made in the Agent's sole judgment, in good faith and based on information which, in its judgment, supports such determination; provided, that, at any time after the Agent has established a reserve, such reserve may only be released in an amount greater than $1,000,000 upon the consent of the Required Banks; minus

                                    (d) accounts payable arising from the
                                    purchase of perishable agricultural
                                    commodities (as that term is defined in the Perishable Agricultural Commodities Act, as amended (7 U.S.C. Section 499e(c)) and the regulations promulgated thereunder.)

                           As used in this definition, the term "ADVANCE
                  PERCENT" means either: (i) for the period prior to November 21, 2000, seventy-five percent (75%); (ii) as of November 21, 2000 and as of any date of determination of the Borrowing Base after November 21, 2000, but before December 19, 2000, the sum of (x) seventy-five percent (75%) minus (y) the product of one percent (1%) multiplied by the number of Tuesdays to have elapsed as of the date of determination from and including Tuesday, November 21, 2000 through and including Tuesday, December 19, 2000; or (iii) as of December 20, 2000, and at all times thereafter except as provided in clause (iv) below, seventy percent (70%); or (iv) at any time, such other percent as the Agent may, at any time hereafter, determine is necessary to protect its interests, such determination to be made in the Agent's sole judgment, in good faith and based on information which, in its judgment, supports such determination. Any change in the Advance Percent and any establishment of reserves shall be effective on the date Parent receives Agent's written notice of such. In calculating the aggregate Borrowing Base of all of the Borrowers, no more than Four Million Dollars ($4,000,000) of the Non-System Receivables of all the Borrowers shall be included as Eligible Accounts.

                  (c) The definition of the term "Commitment" is amended in its entirety to read as follows:

                           "COMMITMENT" means, as to each Bank, the obligation
                  of such Bank to make advances of funds and purchase participation interests in (or with respect to the Agent as a Bank, hold other interests in) Letters of Credit in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Bank in the table set forth below under the heading "Commitment" or, if applicable, in its most recent Assignment and Acceptance. The Commitment of a Bank and the Commitments of all the Banks may be reduced or terminated pursuant to
                  SECTION 2.6 or SECTION 11.2.

                  ======================================= =================================================
                           Banks                                            Commitments
                  ======================================= =================================================
                  THE CHASE MANHATTAN BANK                                   $13,666,666.67
                  --------------------------------------- -------------------------------------------------
                  CREDIT SUISSE FIRST BOSTON                                 $13,666,666.67
                  --------------------------------------- -------------------------------------------------
                  FLEET CAPITAL CORPORATION                                  $13,666,666.66
                  --------------------------------------- -------------------------------------------------
                           TOTAL                                             $41,000,000.00
                                                          =================================================

                  (d) The term "Default Rate" is amended in its entirety to read as follows:

                           "DEFAULT RATE" means a per annum rate equal to the
                  sum of 4.25% plus the Base Rate as in effect from time to time.

                  (e) Clause (ii) of the definition of the term "Eligible Accounts" in Section 1.1 of the Agreement is amended in its entirety to read as follows:

                           (ii) The Receivable has been billed and invoiced (or
                  is otherwise supported by current manufacturers' invoices, orders or contracts in a manner satisfactory to the Agent) in a timely fashion and in the normal course of business, has not been outstanding for more than one hundred and twenty (120) days past the original date of invoice, is not more than ninety (90) days past due and is not based on estimated amounts due;

                  (f) clause (xvii) of the definition of the term "Eligible Accounts" in Section 1.1 of the Agreement is deleted in its entirety.

                  (g) The term "EBITDA" is amended in its entirety to read as follows:

                          "EBITDA" means, for any period and any Person, the
                 total of the following, each calculated without duplication for such Person on a consolidated basis for such period: (a) Net Income; PLUS (b) any provision for (or less any benefit from) income or franchise taxes included in determining Net Income; PLUS (c) interest expense deducted in determining Net Income; PLUS (d) amortization and depreciation expense deducted in determining Net Income.

                  (h) The following terms in Section 1.1 of the Agreement are each amended in their entireties to read as follows:

                           "DEBT" means as to any Person at any time (without
                  duplication): (a) all obligations of such Person for borrowed money, including, without limitation, any notes payable to the seller in connection with any acquisition and the Loans; (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments; (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than ninety (90) days or that are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves have been established; (d) all Capital Lease Obligations of such Person; (e) all Debt or other obligations of others Guaranteed by such Person; (f) all obligations secured by a Lien existing on property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person; (g) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments (including those outstanding with respect to Letters of Credit); (h) all liabilities of such Person in respect of unfunded vested benefits under any Plan;
                  (i) all liabilities of such Person under Hedging Agreements;
                  (j) all obligations of such Person, contingent or otherwise, for the payment of money under any noncompete, consulting or any other similar arrangements providing for the deferred payment of the purchase price for an acquisition, including, without limitation, or in addition, such items of the type included in "restructure charges" on Parent's consolidated balance sheet from time to time; (k) all obligations for severance costs payable; and (l) all other amounts which are, in accordance with GAAP, required to be reflected as liabilities on a consolidated balance sheet of such Person other than accruals and deferred taxes.

                           "INTERCREDITOR AGREEMENT" means the Amended and
                  Restated Intercreditor Agreement dated November 17, 2000 among the Borrowers, Richmont Capital Partners I, L.P., MS Acquisition Limited, the Agent, the Banks and First Union National Bank, as agent, as the same may be amended or otherwise modified from time to time.

                           "LOANS" means, as to any Bank, the advances made by
                  such Bank, pursuant to SECTION 2.1 hereof, including without limitation, all such advances made prior to November 21, 2000.

                           "NET INCOME" means, for any period and any Person,
                  such Person's consolidated net income (or loss), but excluding: (a) the income of any other Person (other than its subsidiaries) in which such Person or any of it subsidiaries has an ownership interest, unless received by such Person or its subsidiary in a cash distribution; (b) any after-tax gains attributable to asset disposition; (c) to the extent not included in clauses (a) and (b) above, any after-tax extraordinary, non-cash or nonrecurring gains; and (d) non-cash or nonrecurring charges due to changes in accounting principles required by GAAP.

                           "NOTES" means the Tranche A Notes and the Tranche B
                  Notes.

                           "OUTSTANDING REVOLVING CREDIT" means, at any time of
                  determination, the sum of (a) the aggregate amount of the Tranche A Loans; plus (b) the aggregate amount of Letter of Credit Liabilities (or when calculated with respect to a Bank, including the Agent as a Bank, such Bank's participation or other interest in such Letter of Credit Liabilities); plus (c) all unpaid interest accrued on the Tranche A Loans; plus (d) all unpaid expenses, fees or other amounts (other than the Tranche B Obligations) accrued and owed to the Agent or the other Banks under any Loan Document.

                  (i) The following terms are hereby added to Section 1.1 of the Agreement to read as follows:

                           "TRANCHE A LOANS" means, with respect to any Bank,
                  the Loans of such Bank evidenced by the Tranche A Note payable to such Bank.

                           "TRANCHE A NOTE" means, with respect to any Bank, the
                  promissory note executed by the Borrowers in substantially the form of Exhibit "A-1" hereto, and payable to the order of such Bank in the original principal amount determined as provided in SECTION 2.2, as the same may be amended or otherwise modified from time to time.

                           "TRANCHE A OBLIGATIONS" means all Obligations
                  (including without limitation, post-petition interest even if such interest is not an allowed claim enforceable against the Borrowers in a bankruptcy case under applicable law) other than the amounts owing as principal and interest in respect of the Tranche B Loans.

                           "TRANCHE B LOANS" means, with respect to any Bank,
                  the Loans of such Bank (i) evidenced by the Tranche B Note payable to such Bank or (ii) otherwise designated as Tranche B Loans pursuant to SECTION 2.2.

                           "TRANCHE B NOTE" means, with respect to any Bank, the
                  promissory note executed by the Borrowers in substantially the form of Exhibit "A-2" hereto, and payable to the order of such Bank in the original principal amount determined as provided in SECTION 2.2, as the same may be amended or otherwise modified from time to time.

                           "TRANCHE B OBLIGATIONS" means the outstanding
                  principal amount of the Tranche B Loans and all unpaid interest accrued thereon.

         Section 2.2. AMENDMENT TO SECTIONS 2.1 AND 2.2. Sections 2.1 and 2.2 of the Agreement are amended in their respective entireties to read as follows:

                  Section 2.1 COMMITMENTS. Subject to the terms and conditions of this Agreement, each Bank severally agrees to make advances to the Borrowers from time to time from and including November 21, 2000 to but excluding the Termination Date in an aggregate principal amount at any time outstanding up to but not exceeding such Bank's Commitment as then in effect; PROVIDED, HOWEVER, (a) the Outstanding Revolving Credit applicable to a Bank (except, with respect to the Agent as a Bank, as may otherwise result from the operation of SECTION 4.6) shall not at any time exceed such Bank's Commitment; (b) the aggregate Outstanding Revolving Credit shall not at any time exceed the lesser of (i) the aggregate Commitments or (ii) the aggregate Borrowing Base plus the Permitted Overadvance (as defined in SECTION 4.4); and (c) the Outstanding Revolving Credit applicable to a Borrower shall at no time exceed such Borrower's Borrowing Base. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, the Borrowers may borrow, prepay Tranche A Loans, and reborrow hereunder the amount of the Commitments until the Termination Date. The Loans outstanding on November 21, 2000 are being allocated between Tranche A Loans and Tranche B Loans in accordance with SECTION 2.2. All advances made under this SECTION 2.1 on or after November 21, 2000 will be Tranche A Loans unless reallocated as Tranche B Loans in accordance with SECTION 2.2. Also, Loans designated as Tranche A Loans on November 21, 2000 may be reallocated as Tranche B Loans in accordance with
         SECTION 2.2. Tranche A Loans are included in the calculation of Outstanding Revolving Credit and Tranche B Loans are not. Tranche B Loans may not be prepaid unless all Tranche A Obligations have been paid, the Commitments have been irrevocably terminated and such payments are permitted by the Intercreditor Agreement. Once Tranche B Loans have been repaid, they may not be reborrowed.

                  Section 2.2 NOTES; ALLOCATION OF PRINCIPAL BETWEEN NOTES. The Loans made by a Bank shall be evidenced by the Notes payable to the order of such Bank. The initial amount of the Loans evidenced by the Tranche B Note of each Bank shall be in the amounts set forth in the table below:

                  =================================================================================
                              Initial Amounts of the Tranche B Loans
                  =================================================================================
                           Bank                                    Amount
                  ========================================= =======================================


Page 7

                  The Chase Manhattan Bank                     $4,666,666.67
                  ----------------------------------------- ---------------------------------------
                  Fleet Capital Corporation                    $4,666,666.67
                  ----------------------------------------- ---------------------------------------
                  Credit Suisse First Boston                   $4,666,666.66
                  ----------------------------------------- ---------------------------------------

         The initial principal amount of the Tranche A Note of each Bank shall equal the amount of its Commitment. The aggregate original principal amount of a Bank's Notes may not exceed its Commitment plus the amount of its Tranche B Loans. Subject to the funding of the participation interest therein in accordance with the terms of that certain Master Participation Agreement dated November 17, 2000 among MS Acquisition Limited and the Banks (the "PARTICIPATION FUNDING"), on December 13, 2000 each Bank agrees to reallocate to its Tranche B Loans the principal amount of its Tranche A Loans set forth opposite its name in the table below in the column entitled "Amount of Tranche A Loans to be Reallocated" (the "DECEMBER 13 REALLOCATION"). After giving effect to the December 13, 2000 Reallocation, the aggregate principal amount of the Tranche B Loans shall be in the amounts set forth below in the column entitled "Tranche B Loans as of December 13, 2000". Upon the receipt of the Participation Funding, the December 13 Reallocation shall automatically occur without any action by any party hereto and on December 13, 2000 the Borrowers agree to execute new Tranche B Notes in replacement of the Banks' then existing Tranche B Notes each in an original principal amount specified in the table below in the column entitled "Tranche B Loans as of December 13, 2000".

         =================================== =============================== ==============================
                                               Amount of Tranche A Loans            Tranche B Loans
                                                         to be                           as of
                       Seller                         Reallocated                  December 13, 2000
         =================================== =============================== ==============================
         1.   The Chase Manhattan Bank               $1,666,666.67                   $6,333,333.34
         ----------------------------------- ------------------------------- ------------------------------
         2.   Fleet Capital Corporation              $1,666,666.67                   $6,333,333.33
         ----------------------------------- ------------------------------- ------------------------------
         3.   Credit Suisse First Boston             $1,666,666.66                   $6,333,333.33
         =================================== =============================== ==============================
         TOTAL                                       $5,000,000.00                  $19,000,000.00
                                             =============================== ==============================

         At any time after December 13, 2000, the Banks may, through the Agent and by notice to the Borrower in the form of Exhibit "A-3" hereto (a "REALLOCATION NOTICE"), reallocate to Tranche B Loans any principal amount of the Tranche A Loans. No reallocation of the amount of the Loans shall be effective unless all the Banks agree to such reallocation and notwithstanding anything in Section 13.11, this
         Section 2.2 may not be amended or otherwise modified without the consent of all the Banks. Upon receipt of such Reallocation Notice, the Borrowers agree to execute new Tranche B Notes in replacement of the Banks' then existing Tranche B Notes each in an original principal amount specified in the Reallocation Notice.

         Section 2.3. AMENDMENT TO SECTION 2.7 (c). Clause (ii) of Section 2.7
(c) of the Agreement is amended in its entirety to read as follows:

         (ii) to be calculated for the period from and including one Payment Date (or with respect to the first such payment, from and including the date of issuance of the Letter of Credit) to and excluding the earlier of the next Payment Date or the date of expiration or termination of the Letter of Credit at a rate equal to 2.00% per annum.

         Section 2.4. AMENDMENT TO ARTICLE 3. Article 3 of the Agreement is amended in its entirety to read as follows:

                                    ARTICLE 3

                                Interest and Fees

                  Section 3.1 INTEREST RATE. The Borrowers agree, jointly and severally, to pay to the Agent for the account of each Bank interest on the unpaid principal amount of each Loan made by such Bank for the period commencing on the date of such Loan to but excluding the date such Loan is due, at a fluctuating rate per annum equal to the Base Rate plus 2.25%.

                  Section 3.2 PAYMENT DATES. Accrued interest on the Tranche A Loans shall be due and payable on the first day of each month beginning December 1, 2000, and on the Termination Date. Accrued interest on the Tranche B Loans shall be due and payable on the later of (i) the Termination Date or (ii) first date when all of the Tranche A Obligations are paid and performed in full in cash and the Commitments are irrevocably terminated.

                  Section 3.3 DEFAULT INTEREST. Notwithstanding the foregoing, the Borrowers agree, jointly and severally, to pay to the Agent for the account of the party entitled thereto interest at the applicable Default Rate: (i) on the principal amount of the Loans whenever an Event of Default exists and the Agent provides notice to Parent that the Loans will accrue interest at the Default Rate for the period from and including the date of such notice until such Event of Default no longer exists, and (ii) on any principal of any Loan made by such Bank, any Reimbursement Obligation, and (to the fullest extent permitted by law) any other amount payable by any Borrower under any Loan Document to or for the account of the Agent or such Bank, that is not paid in full when due (whether at stated maturity, by acceleration, or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Interest payable at the Default Rate shall be payable from time to time on demand; provided that no interest shall be payable on the Tranche B Loans until the later of (i) the Termination Date or (ii) first date when all of the Tranche A Obligations are paid and performed in full in cash and the Commitments are irrevocably terminated.

                  Section 3.4 COMPUTATIONS. All interest and fees (including the Commitment Fee) will be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable, unless in the case of interest such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be.

         Section 2.5. AMENDMENT TO SECTIONS 4.2 THROUGH 4.6. Sections 4.2 through 4.6 of the Agreement are each amended in their respective entireties to read as follows:

                  Section 4.2 MINIMUM AMOUNTS. Except for prepayments pursuant to Article 5 hereof and Loans made pursuant to subsections 2.7 (e) and 4.1(b), each Base Rate Account and each prepayment of principal of a Loan shall be in an amount at least equal to One Dollar ($1.00).

                  Section 4.3 CERTAIN NOTICES. Notices by Parent to the Agent of terminations or reductions of Commitments and of borrowings and prepayments of Loans shall be irrevocable and shall be effective only if received by the Agent not later than (a) 1:00 p.m. on the Business Day of any repayment of Loans, (b) 12:00 noon on the Business Day of the requested borrowing under the Loans subject to Base Rate Accounts, or (c) 1:00 p.m. on the Business Day prior to the date of the relevant termination, reduction, borrowing, or other prepayment specified below:

        ================================================================== ================================
                                                                                      Number of
                                     Notice                                      Business Days Prior
        ================================================================== ================================
                 Termination or reduction of Commitments                                  3
        ------------------------------------------------------------------ --------------------------------
                 Prepayment  or  repayment  of Loans  subject to
                 Base Rate Accounts                                                       1
        ================================================================== ================================

                  Any notices of the type described in this Section 4.3 which are received by the Agent after the applicable time set forth above on a Business Day shall be deemed to be received and shall be effective on the next Business Day. Each such notice of termination or reduction shall specify the amount of the Commitments to be terminated or reduced. Each such notice of borrowing or prepayment shall specify (a) the amount (subject to Section 4.2 hereof) to be borrowed or prepaid; and (b) the date of borrowing, or prepayment (which shall be a Business
         Day). Except as may otherwise be provided by Section 4.6, the Agent shall notify the Banks of the contents of each such notice on the date of its receipt of the same or, if received on or after the applicable time set forth above on a Business Day, on the next Business Day.

                           Section 4.4 PREPAYMENTS.

                                    (a) MANDATORY. If on any date (i) the
                  aggregate Outstanding Revolving Credit exceeds the aggregate Borrowing Base or (ii) the Outstanding Revolving Credit applicable to a Borrower exceeds the Borrowing Base for such Borrower, then the Borrowers shall, jointly and severally, on or before 1:00 p.m. on such date, prepay the outstanding Tranche A Loans by the amount of the excess or, if no Tranche A Loans are outstanding and the applicable Outstanding Revolving Credit exceeds the applicable Borrowing Base, immediately pledge to the Agent cash or cash equivalents in an amount equal to the excess as security for the Tranche A Obligations. Notwithstanding the forgoing, if the Outstanding Revolving Credit exceeds the Borrowing Base by an amount equal to or less than Four Million Dollars ($4,000,000) (with the amount of such excess equal to or less than $4,000,000, herein the "PERMITTED OVERADVANCE") after the first time Agent reclassifies certain Receivables as not Eligible Accounts and/or establishes new or increased reserves under the Borrowing Base (as calculated as of October 31, 2000) in November of 2000 as a result of the Agent's examination of the Collateral, then the amount of the Permitted Overadvance shall not be required to be repaid on the date the overadvance is established but shall be repaid in weekly installments beginning the first Friday after the Permitted Overadvance is established and continuing each Friday thereafter until and including the earlier of (i) Friday December 8, 2000 or (ii) the date when the Outstanding Revolving Credit no longer exceeds the Borrowing Base (the period during which the Permitted Overadvance is repaid is herein the "REPAYMENT PERIOD"). Each such installment shall be in an amount equal to the quotient obtained by dividing the Permitted Overadvance by the number of Fridays from and including the first Friday payment date under the forgoing sentence to and including Friday December 8, 2000. Each installment repayment of the Permitted Overadvance shall be applied to the Tranche A Loans. If on any date during the Repayment Period, the sum of (a) the aggregate Outstanding Revolving Credit minus (b) the permitted amount of the Permitted Overadvance (i.e., the original amount of the Permitted Overadvance minus the installments which have then been required to be repaid thereon as of such date) exceeds the aggregate Borrowing Base, then the Borrowers shall, jointly and severally, on or before 1:00 p.m. on such date, prepay the outstanding Tranche A Loans (if any) in the amount of the excess.

                                    (b) CONTROL OF CASH AND APPLICATION TO
                  OBLIGATIONS. Under the terms of the Security Agreement, the Borrowers have instructed all customers and other Persons making payment on Receivables and other Collateral to make all payments thereon to a post office box or boxes established in accordance with the Lockbox Agreements. The funds on deposit in the Lockbox Accounts are required under the terms of the Security Agreement to be paid to the Agent on a daily basis by automated clearinghouse debit for credit to the Concentration Account or by wire transfer. The funds deposited into the Concentration Account (over which no Borrower shall have any control) or wire transferred to Agent from the Lockbox Accounts (the "AVAILABLE CASH") shall, be applied by the Agent for the benefit of the Banks as follows:

                                             (i) if no Event of Default exists,
                  first, as a payment of the outstanding principal amount of the Tranche A Loans, second, as a payment of accrued and unpaid interest on the Tranche A Loans, and third, to the repayment of any other Tranche A Obligations which are due and outstanding, and if after the foregoing applications, Available Cash remains available to be disbursed (even if Tranche B Obligations are outstanding), the Agent shall deposit such remaining amount to one of the Borrowers' Disbursement Accounts or transfer such funds as Parent shall otherwise direct; or

                                             (ii) if an Event of Default exists,
                  the Available Cash shall be applied by the Agent in accordance with SECTION 4.5 hereof.

                                    (c) OPTIONAL PREPAYMENT; PREPAYMENT PENALTY.
                  Subject to SECTION 4.2 hereof, the provisions of this CLAUSE
                  (c) and the terms of the Intercreditor Agreement, the Borrowers may, at any time and from time to time without premium or penalty upon prior notice to the Agent as specified in SECTION 4.3 hereof, prepay or repay any Loan in full or in part; provided that no Tranche B Loan may be prepaid prior to the payment in full of all the then outstanding Tranche A Obligations and the irrevocable termination of the Commitments. In the event the Borrowers prepay the Loans in full and all the Commitments are terminated on or before the first anniversary of the Closing Date (whether voluntarily or as a result of the occurrence of an Event of Default), the Borrowers agree, jointly and severally, to pay to the Agent for the benefit of each Bank a prepayment fee for each Bank equal to one-half of one percent (0.5%) of the sum of the Commitments held by such Bank as calculated immediately prior to giving effect to such prepayment and termination. Such prepayment fee shall be due and payable on the first date after the Loans have been prepaid in full and the Commitments have been terminated.

                  Section 4.5 METHOD OF PAYMENT. Except as otherwise expressly provided herein, all payments of principal, interest, and other amounts to be made by any Borrower or any Obligated Party under the Loan Documents shall be made to the Agent at the Principal Office for the account of each Bank's Applicable Lending Office in Dollars and in immediately available funds, without setoff, deduction, or counterclaim, not later than 1:00 p.m. on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Each Borrower and each Obligated Party shall, at the time of making each such payment, specify to the Agent the sums payable under the Loan Documents to which such payment is to be applied (provided that with respect to any payments to be applied to pay the principal of the Loans or interest thereon, no Borrower shall have the right to allocate such payments to pay the principal amount of or interest on the Tranche B Loans prior to the payment in full of all the Tranche A Obligations and the irrevocable termination of the Commitments, and such payments are permitted by the Intercreditor Agreement). In the event that a Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Agent may apply such payment and any proceeds of any Collateral to the Obligations in such order and manner as it may elect in its sole discretion, subject to SECTION 4.6 hereof and the terms of the Intercreditor Agreement. Except as otherwise provided in SECTION
         4.6 and in the Intercreditor Agreement, each payment received by the Agent under any Loan Document for the account of a Bank shall be paid to such Bank by 3:00 p.m. on the date the payment is deemed made to the Agent in immediately available funds, for the account of such Bank's Applicable Lending Office. Whenever any payment under any Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest and commitment fee, as the case may be.

                  Section 4.6 WEEKLY SETTLEMENT AMONG BANKS; PRO RATA TREATMENT. Notwithstanding anything herein to the contrary, the arrangements between the Agent and the Banks with respect to making and advancing the Loans and making payments under Letters of Credit may, in the Agent's discretion, be handled on the following basis: no less than once a week (but otherwise as frequently as the Agent may determine is necessary in its discretion), the Agent will provide each Bank on or before 11:00 a.m. on a Business Day with a statement showing, for the period of time since the date of the most recent of such statements previously provided, the aggregate principal amount of new Loans made to any Borrower by the Agent as a Bank, the aggregate amount of drawings on Letters of Credit which have not been reimbursed, the aggregate face amount of new Letters of Credit issued for the account of any Borrower, the amount of remittances and payments actually collected and applied by the Agent to reduce the outstanding principal balance of the Loans and to reimburse Letter of Credit Liabilities during such period and the outstanding principal balances of the Loans and the aggregate Letter of Credit Liabilities outstanding at the end of such period. If as of the date of the delivery of such statement, the Agent in its capacity as a Bank holds an interest in the Loans and the unreimbursed Reimbursement Obligations outstanding as of such statement date in excess of its pro rata share based on its Commitment Percentage, each Bank shall be obligated to advance to the Agent its pro-rata (based on such Bank's Commitment Percentage) or other share of such excess so that after giving effect to all such advances, the Banks shall hold the Loans and the unreimbursed Reimbursement Obligations outstanding as of such statement date pro rata in accordance with their respective Commitment Percentages. If as of the date of the delivery of such statement, the Agent in its capacity as a Bank holds an interest in the Loans and the unreimbursed Reimbursement Obligations outstanding as of such statement date in an amount less than its pro rata share based on its Commitment Percentage, then the Agent in its capacity as a Bank shall be obligated to advance to the other Banks such amounts as will be necessary so that after giving effect thereto the Banks shall hold the Loans and the unreimbursed Reimbursement Obligations outstanding as of such statement date pro rata in accordance with their respective Commitment Percentages. Advances made pursuant to this weekly settlement procedure by the Agent or any Bank must be made on or before 3:00 p.m. on the date of the Bank's receipt of such statement to the Agent at the Principal Office, in immediately available funds. Until funded by the Banks in accordance with the foregoing, the Agent as a Bank shall be entitled to any interest on amounts it advanced to or on behalf of any Borrower as a result of the foregoing weekly settlement procedures and interest and commitment fees shall be calculated and paid to give effect to the actual amounts outstanding to each Bank. In between dates when the statement by the Agent is delivered under this SECTION 4.6, repayments received shall be applied to the Tranche A Loans made by the Agent as a Bank. If as a result of the foregoing the Tranche A Loans of the Agent as a Bank are repaid in full, then to the extent any further amounts are available for repayment on such day hereunder, Agent shall, on such day, settle with the

         Banks in accordance with this SECTION 4.6. Except as a result of the foregoing or to the extent otherwise provided herein or in the Intercreditor Agreement: (a) each Loan shall be made by the Banks, each payment of commitment fees under SECTION 2.5 and letter of credit fees under SUBSECTION 2.7(c) hereof shall be made for the account of the Banks, and each termination or reduction of the Commitments shall be applied to the Commitments of the Banks, pro rata according to their respective Commitment Percentages; (b) each payment and prepayment of principal of or interest on Loans or Reimbursement Obligations by any Borrower shall be made to the Agent for the account of the Agent or the Banks holding such Loans or Reimbursement Obligations (or participation interests therein) pro rata in accordance with the respective unpaid principal amounts of such Loans or participation interests held by the Agent or such Banks; PROVIDED that if any payments of principal are received when Tranche A Loans are outstanding, such payments shall be applied to the Tranche A Loans, until the Tranche A Obligations are paid in full and no payment shall be made on the Tranche B Obligations until all the Tranche A Obligations are paid in full, the Commitments have been irrevocably terminated and such payments are permitted by the Intercreditor Agreement; (c) proceeds of Collateral received after an Event of Default and after the Commitments have been irrevocably terminated shall be shared by the Agent and the Banks pro rata in accordance with the respective unpaid principal amounts of and interest on the Obligations then due the Agent and the Banks and shall be applied by each Bank as follows:

                  (i) first to its Tranche A Obligations (in such order and manner as such Bank may determine) until the Tranche A Obligations are paid and performed in full in cash;

                  (ii) second, subject to the terms of the Intercreditor Agreement, to the principal amounts outstanding under the Tranche B Loans and the accrued and unpaid interest thereon in such order and manner as such Bank may determine;

         and (d) the Banks (other than the Agent) shall purchase from the Agent participations in the Letters of Credit to the extent of their respective Commitment Percentages. If at any time payment, in whole or in part, of any amount distributed by the Agent hereunder is rescinded or must otherwise be restored or returned by Agent as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, then each Person receiving any portion of such amount agrees, upon demand, to return the portion of such amount it has received to the Agent. Portions of the proceeds of Collateral received by the Agent may thereafter be held by the Agent as collateral for the Tranche A Obligations which are contingent (including without limitation, those contingent reimbursement obligations arising in connection with Letters of Credit and the contingent obligations arising under the indemnification and expense reimbursement provisions of this Agreement) without any obligation on the Agent to apply such proceeds to the amounts owing in connection with the Tranche B Loans. In the event that the contingent Tranche A Obligations terminate, the Agent agrees to apply such proceeds to the obligations arising in connection with the Tranche B Loans as herein provided but subject to the terms of the Intercreditor Agreement. Notwithstanding anything contained herein to the contrary, if the Agent shall ever acquire any Collateral through foreclosure or by a conveyance in lieu of foreclosure or by retaining any of the Collateral in satisfaction of all or part of the Obligations or if any proceeds received by the Agent to be distributed and shared pursuant to this SECTION 4.6 are in a form other than immediately available funds, the Agent shall not be required to remit any share thereof under the terms hereof and the Banks shall only be entitled to their undivided interests in the Collateral or noncash proceeds as determined hereby. While any Collateral or other property to be shared pursuant to this SECTION 4.6 is held by the Agent pursuant to this SECTION 4.6, the Agent shall hold such Collateral or other property for the benefit of the Banks in accordance with their respective undivided interest therein and all matters relating to the management, operation, further disposition or any other aspect of such Collateral shall be resolved by the agreement of the Required Banks. The Banks agree that the Tranche B Obligations are subordinate and junior in right of payment to the prior payment in full in cash of all Tranche A Obligations and all Term Loan Obligations (as that term is defined in the Intercreditor Agreement) as provided herein and in the Intercreditor Agreement.

         Section 2.6. AMENDMENT TO ARTICLE 7. Article 7 of the Agreement is amended by deleting Section 7.21 in its entirety.

         Section 2.7. AMENDMENTS TO SECTION 9.4. Section 9.4 of the Agreement is amended as follows:

                  (i) clause (b) is amended in its entirety to read as follows:

                           (b) Parent and any Subsidiary may declare and pay
                  dividends (i) on their common stock payable solely in shares of common stock and (ii) on their preferred stock payable solely in shares of such preferred stock;

                  (ii) A new clause (d) is added thereto immediately after clause (c) to read in its entirety as follows and in accordance therewith the period at the end of clause (c) is deleted and replaced with a "; and":

                           (d) Parent may from time to time convert all or any
                  number of shares of preferred stock issued by Parent into shares of common stock issued by Parent in accordance with the terms of Parent's articles of incorporation (including without limitation, each Certificate of Designation of the powers and preferences applicable to each class of its preferred stock) and any other documents governing the rights and obligations of the holders of such preferred stock issued by Parent.

         Section 2.8. AMENDMENT TO SECTION 8.1. Clauses (d) and (e) of Section
8.1 of the Agreement are hereby amended in their entirety to read as follows:

                           (d) BORROWING BASE REPORT. (i) On each Tuesday
                  (unless Tuesday is not a Business Day, then on the following Wednesday), a Borrowing Base Report together with a Receivables aging report, sales report summary, collections report (including lockbox activity statements) and customer credit report (reflecting all journal entries and adjustments) for each Borrower and all prepared as of the immediately preceding Friday, provided that the contra accounts and amounts due from affiliates need not be adjusted more than once each month in the Borrowing Base Reports delivered under this clause (d), such adjustments to occur simultaneously with the adjusted amounts thereof set forth in the monthly Borrowing Base Reports required to be delivered under clause
                  (ii) below; (ii) within fifteen (15) days after the last day of each month, or within one (1) Business Day of any other date the Agent may select in its discretion by written notice to Parent (each such day or date a "REPORT DATE"), a Borrowing Base Report together with a Receivable aging report, sales report summary, collections report (including lockbox activity statements) and customer credit report (reflecting all journal entries and adjustments) for each Borrower as of the applicable Report Date, and (iii) within fifteen (15) days after the last day of each month, a report in form and substance acceptable to the Agent showing a calculation of the amount of the Parent's and the Subsidiaries' reserves established under clause (c) of the definition of the term "Borrowing Base"; and

                           (e) RECEIVABLE REPORTING; CASH FLOW FORECAST. Each
                  Business Day a Receivables Report in the form of Exhibit "G" (and for purposes of preparing the Receivables Reports under this clause (e), it shall be assumed that each Business Day ends at 2:00 p.m., with any other activity occurring on such Business Day after such 2:00 p.m. deadline to be deemed to have occurred on the next succeeding Business Day) and on each Tuesday of each week (unless Tuesday is not a Business Day, then on the next preceding Business Day) beginning November 21, 2000, a cash flow forecast for the Parent and the Subsidiaries prepared on a consolidated and consolidating basis for the then current week and the next 12 weeks, in reasonable detail and otherwise in form and substance acceptable to the Agent;

         Section 2.9. AMENDMENT TO ARTICLE 10. Article 10 of the Agreement is amended in its entirety to read as follows:

                  Section 10.1 MINIMUM FIXED CHARGES COVERAGE RATIO. As of each date set forth in the table below, Parent shall not permit the ratio of its Modified EBITDA to its Fixed Charges, both calculated for the four
         (4) Fiscal Quarters then ended (or, if as of such date less than four
         (4) Fiscal Quarters have elapsed since September 30, 2000, then for the Fiscal Quarters that have completely elapsed since September 30, 2000), to be less than the ratio set forth below opposite the applicable date:

              ==================================================== ======================================
                                     Date                                          Ratio
              ==================================================== ======================================
                               December 31, 2000                                .60 to 1.00
              ---------------------------------------------------- --------------------------------------
                                March 31, 2001                                  .60 to 1.00
              ---------------------------------------------------- --------------------------------------
                                 June 30, 2001                                  .65 to 1.00
              ---------------------------------------------------- --------------------------------------
                              September 30, 2001                                .70 to 1.00
              ---------------------------------------------------- --------------------------------------
                               December 31, 2001                                .85 to 1.00
              ==================================================== ======================================

                  As used in this Section 10.1 the following terms have the following meanings:

                           "MODIFIED EBITDA" means, for any period, the total of
                  the following for Parent calculated on a consolidated basis without duplication: (a) EBITDA minus (b) Capital Expenditures.

                           "FIXED CHARGES" means, for any period, the total of
                  the following for Parent calculated on a consolidated basis without duplication: (a) scheduled amortization of Debt plus
                  (b) interest expense (excluding non-cash amortization of capitalized credit costs) plus (c) cash taxes.

                  Section 10.2 MAXIMUM DEBT TO EBITDA RATIO. As of the last day of each of the Fiscal Quarters listed below, Parent shall not permit the ratio of (a) the principal amount of all Debt of the Parent and the Subsidiaries outstanding as of such date determined on a consolidated basis to (b) the EBITDA calculated for the four (4) Fiscal Quarter period ending on the last day of such Fiscal Quarter to be more than:
         (i) 7.75 to 1.00 as of the Fiscal Quarter ending on September 30, 2001; or (ii) 6.75 to 1.00 as of the Fiscal Quarter ending on December 31, 2001.

                  Section 10.3 Deleted

                  Section 10.4 MINIMUM INTEREST COVERAGE RATIO. As of each date set forth in the table below, Parent shall not permit the ratio of its EBITDA to its consolidated interest expense (excluding non-cash amortization of capitalized credit costs) both calculated for the four (4) Fiscal Quarters then ended (or, if as of such date less than four (4) Fiscal Quarters have elapsed since September 30, 2000, then for the Fiscal Quarters that have completely elapsed since September 30, 2000), to be less than the ratio set forth below opposite the applicable date:

              ==================================================== ======================================
                                     Date                                          Ratio
              ==================================================== ======================================
                               December 31, 2000                               1.20 to 1.00
              ---------------------------------------------------- --------------------------------------
                                March 31, 2001                                 1.05 to 1.00
              ---------------------------------------------------- --------------------------------------
                                 June 30, 2001                                 1.15 to 1.00
              ---------------------------------------------------- --------------------------------------
                              September 30, 2001                               1.20 to 1.00
              ---------------------------------------------------- --------------------------------------
                               December 31, 2001                               1.35 to 1.00
              ==================================================== ======================================

                  Section 10.5 MINIMUM EBITDA. As of each date set forth in the table below, Parent shall cause its EBITDA calculated for the four (4) Fiscal Quarters then ended (or, if as of such date less than four (4) Fiscal Quarters have elapsed since September 30, 2000, then for the Fiscal Quarters that have completely elapsed since September 30, 2000) to be not less than the amount set forth below opposite the applicable period:

              ==================================================== ======================================
                                     Date                                         Amount
              ==================================================== ======================================
                               December 31, 2000                                $9,000,000
              ---------------------------------------------------- --------------------------------------
                                March 31, 2001                                  $15,500,000
              ---------------------------------------------------- --------------------------------------
                                 June 30, 2001                                  $25,400,000
              ---------------------------------------------------- --------------------------------------
                              September 30, 2001                                $34,000,000
              ---------------------------------------------------- --------------------------------------
                               December 31, 2001                                $39,000,000
              ==================================================== ======================================

                  Section 10.6 CAPITAL EXPENDITURE LIMITS. Parent shall not, and shall not permit any Subsidiary to, make or incur Capital Expenditures during any Fiscal Year in excess of an aggregate amount for Parent and all Subsidiaries equal to $3,000,000.

         Section 2.10. AMENDMENT TO SECTION 11.1. Section 11.1 of the Agreement is amended to add new clauses (p) and (q) thereto to read in their respective entireties as follows:

                  (p) If:

                           (i) after giving pro forma effect to the payment of
                  the interest due on the Senior Subordinated Notes in December of 2000, the Aggregate Borrowing Availability (as calculated as of December 8, 2000) is less than Five Million Dollars ($5,000,000); or

                           (ii) with respect to any date on which interest is
                  due on the Senior Subordinated Notes other than as described in clause (i) (any such date a "SUBDEBT INTEREST PAYMENT DATE"), the Average Daily Amount (as defined below) after giving pro forma effect to the payment of the interest due on the applicable Subdebt Interest Payment Date is less than Five Million Dollars ($5,000,000), with the following terms having the following meanings:

                                    "AVERAGE DAILY AMOUNT" means the average
                           daily sum of the following calculated for the sixty
                           (60) day period (the "Calculation Period") ending on the Calculation Date (as defined below), without duplication:

                                    (A) the Aggregate Borrowing Availability;
                                    plus

                                    (B) the cash proceeds of any amounts
                                    contributed to the Parent as
                                    equity during the Calculation Period (any such proceeds, herein the "EQUITY Proceeds").

                           The Average Daily Amount shall be calculated as if the following were made or received, as applicable, as of the first day of the Calculation Period: (i) the required interest payment on the Senior Subordinated Notes to be made on the applicable Subdebt Interest Payment Date and (ii) any related Equity Proceeds received during the applicable Calculation Period.

                                    "CALCULATION DATE" means, with respect to
                           each Subdebt Interest Payment Date, the date which is the second Friday before the applicable Subdebt Interest Payment Date; or

                           (iii) after making the payment of the interest due on
                  any Subdebt Interest Payment Date, the Aggregate Borrowing Availability on the Subdebt Interest Payment Date is less than Five Million Dollars ($5,000,000).

                  (q) MS Acquisition Limited shall fail to fund the purchase price for the purchase of its participation interests in the Tranche B Loans as required by the terms of that certain Master Participation Agreement dated November 17, 2000 among MS Acquisition Limited and the Banks.

         Section 2.11. AMENDMENT TO SECTION 12.8. Section 12.8 of the Credit Agreement is amended in its entirety to read as follows:

                  Section 12.8 ADMINISTRATIVE FEE. The Borrowers agree, jointly and severally, to pay to the Agent a quarterly administrative fee in an aggregate amount equal to Fifteen Thousand Dollars ($15,000), such fee payable on December 31, 2000 and on the last day of each Fiscal Quarter thereafter until the Termination Date.

         Section 2.12. AMENDMENT TO SECTION 13.1. Section 13.1 of the Agreement is amended in its entirety to read as follows:

                  Section 13.1 EXPENSES. Each Borrower hereby agrees, jointly and severally, to pay on demand: (a) all costs and expenses of the Agent and each Bank arising in connection with the preparation, negotiation, execution, and delivery of the Loan Documents, including, without limitation, the fees and expenses of legal counsel for the Agent; (b) all costs and expenses of the Agent and each Bank arising in connection with the preparation, negotiation, execution and delivery of any and all amendments or other modifications to the Loan Documents, including, without limitation, the fees and expenses of legal counsel for the Agent and each Bank; (c) all fees, costs and expenses of the Agent arising in connection with any Letter of Credit, including the Agent's customary fees for amendments, transfers and drawings on Letters of Credit; (d) all costs and expenses of the Agent and each Bank in connection with any Default and the enforcement of any Loan Document, including, without limitation, the fees and expenses of legal counsel for the Agent; (e) all transfer, stamp, documentary, or other similar taxes, assessments, or charges levied by any Governmental Authority in respect of any Loan Document; (f) all costs, expenses, assessments, and other charges incurred in connection with any filing, registration, recording, or perfection of any security interest or Lien contemplated by any Loan Document; and (g) all other costs and expenses incurred by the Agent or any Bank in connection with any Loan Document, including, without limitation, all costs, expenses, and other charges incurred in connection with any field examination, audit or appraisal in respect of the Borrowing Base, the Collateral or the records of the Borrowers and the Obligated Parties relating thereto or engaging any third party to provide consulting or other services to the Agent and the Banks in connection with any matter relating to the Borrowers, the Obligated Parties, the Collateral or the Loan Documents.

         Section 2.13. AMENDMENT TO EXHIBITS. Exhibit "A" of the Agreement is hereby amended to be Exhibit "A-1" to the Agreement and to read in its entirety as set forth on Exhibit "A-1" attached hereto. Exhibits "A-2" and "A-3" are hereby added to the Agreement to read as set forth on Exhibits "A-2" and "A-3" attached hereto, respectively. Exhibits "B," "C" and "G" of the Agreement are amended to read in their respective entireties as set forth on Exhibits "B," "C" and "G" attached hereto, respectively.

                                  ARTICLE III.

                              CONDITIONS PRECEDENT

         Section 3.1. CONDITIONS. The effectiveness of Article II and Sections 4.1, 4.2 and 4.3 of this Amendment are subject to the conditions precedent that no Default (other than the Existing Defaults) and no event or condition that would have a Material Adverse Effect shall exist as of the effective date hereof and the Agent shall have received all of the following, all in form and substance acceptable to the Agent and the Banks and dated (unless other indicated or not applicable) the date hereof, all on or before November 21, 2000:

                  (a) RESOLUTIONS; AUTHORITY. Resolutions of the Board of Directors of each Borrower, J.R. Investments Corp. ("J.R."), as the general partner of Richmont Capital Partners I, L.P. ("RICHMONT") and MSSC Acquisition Corp ("MSSC"), as the general partner of MS Acquisition Limited ("MS LIMITED" and MSSC, J.R. and the Borrowers, herein the "CORPORATE TRANSACTION PARTIES" and the Corporate Transaction Parties, MS Limited and Richmont, herein the "TRANSACTION PARTIES") certified by its Secretary or an Assistant Secretary which authorize its or, as applicable Richmont's and MS Limited's, execution, delivery, and performance of this Amendment, the Notes executed pursuant hereto and the Master Participation Agreement dated the date hereof to be among the Banks and MS Limited (the "MASTER PARTICIPATION AGREEMENT" and all such documents, collectively the "TRANSACTION DOCUMENTS") to which it is or is to be a party.

                  (b) INCUMBENCY CERTIFICATE. A certificate of incumbency certified by the Secretary or an Assistant Secretary of each Corporate Transaction Party certifying the names of its officers (i) who are authorized to sign the Transaction Documents to which it is or is to be a party (including the certificates contemplated herein) or, as applicable, with respect J.R. and MSSC, to which Richmont and MS Limited is or is to be a party, together with specimen signatures of each such officer (unless specimen signatures of such officer have previously been delivered) and (ii) who will, until replaced by other officers duly authorized for that purpose, act as its representative for the purposes of signing documentation and giving notices and other communications in connection with the Credit Agreement and the transactions contemplated hereby.

                  (c) ORGANIZATIONAL DOCUMENTS. The articles of incorporation or certificates of limited partnership of MSSC and MS Limited, as applicable, certified by the Secretary of State of the state of its incorporation or organization and dated a current date.

                  (d) BYLAWS; PARTNERSHIP AGREEMENTS. The bylaws or Partnership Agreements, as applicable of MSSC and MS Limited certified by its Secretary or an Assistant Secretary.

                  (e) GOVERNMENTAL CERTIFICATES. Certificates of the appropriate government officials of the state of incorporation or organization of each Transaction Party as to its existence and, to the extent applicable, good standing, each dated a current date.

                  (f) NOTES. The Notes executed by each Borrower.

                  (g) MASTER PARTICIPATION AGREEMENT; PURCHASE PRICE. The Master Participation Agreement executed by MS Limited and each of the Banks and evidence that MS Limited shall have paid the Banks the initial purchase price thereunder;

                  (h) OPINIONS OF COUNSEL. A favorable opinion of legal counsel to the Borrowers as to such matters as the Agent may reasonably request.

                  (i) CONSENTS. A fully executed copy of a consent to the terms of this Amendment executed by First Union National Bank (the "FUNB CONSENT").

                  (j) INDENTURE. Evidence that this Amendment and the transactions contemplated hereby are permitted by the Indenture.

                  (k) DEBT CONVERSION. Copies of the documentation evidencing and governing the Debt Conversion and evidence that the Debt Conversion shall have occurred.

                  (l) DEBT RESTRUCTURING. Copies of the documentation outlining the terms of the Debt restructure plan proposed by the Parent.

                  (m) BROMAR MERGER. Copies of the documentation evidencing and governing the merger of Bromar, Inc. with and into Marketing Specialists Sales Company.

                  (n) ATTORNEYS' FEES AND EXPENSES. Evidence that the costs and expenses (including attorneys' fees) referred to in SECTION 13.1 of the Agreement, to the extent incurred and invoiced, have been, or will be with the proceeds of the initial Loan, paid in full, including costs and expenses (including attorney's fees) of each Bank.

                  (o) ACKNOWLEDGMENT. This Amendment executed by Richmont and all of the Borrowers.

                  (p) RICHMONT FINANCIAL STATEMENTS. Financial statements of Richmont dated as of a date acceptable to the Banks and certified by a financial officer of Richmont to have been prepared in accordance with GAAP and to fairly and accurately present the financial condition and results of operation of Richmont at the date and for the periods indicated therein.

                  (q) WAIVER FEE. A non-refundable fee in the aggregate amount equal to One Hundred Fifty Thousand Dollars ($150,000) in consideration for the waivers, consents and amendments provided in this Amendment.

                  (r) COUNSEL REVIEW. Evidence that all proceedings taken in connection with the transactions contemplated by this Amendment and all documentation and other legal matters incident thereto are satisfactory to Agent and its legal counsel, Jenkens & Gilchrist, a Professional Corporation.

                                   ARTICLE IV.

   WAIVERS, CONSENTS, RATIFICATIONS, REPRESENTATIONS AND WARRANTIES, COVENANTS

         Section 4.1. WAIVER OF THE EXISTING DEFAULTS. Each Bank waives the Existing Defaults and agrees not to exercise any rights or remedies available as a result of the occurrence thereof. To induce the Banks to agree to the waiver of the Existing Defaults, the Borrowers agree that this waiver shall not constitute and shall not be deemed a waiver of any other Default, whether arising as a result of the further violation of the Violated Covenants, further Events of Default under Section 11.1(j) of the Agreement or otherwise, or a waiver of any rights or remedies arising as a result of such other Defaults. The failure to comply with the Violated Covenants for any date, or any period ending on any date, other than as described above in the definition of Existing Defaults shall constitute an Event of Default. Each Bank also agrees that the Debt Conversion did not violate
Section 9.7 of the Agreement.

         Section 4.2. MS LIMITED SUBORDINATED DEBT. Each of the Banks consents to the Parent's departure from Section 9.11 of the Agreement to permit the repayment of the MS Limited Subordinated Debt as long as on the date of the repayment of such Debt (i) no Default exists, (ii) after giving effect to such payment, the Outstanding Revolving Credit is less than the Borrowing Base, and
(iii) the December 13 Purchase Price (as defined in the Master Participation Agreement) has been paid simultaneously with such repayment. To induce the Banks to agree to the consent in this Section 4.2, the Borrowers agree that this consent shall not constitute and shall not be deemed a consent to the departure from Section 9.11 of the Agreement with respect to any Debt other than the MS Limited Subordinated Debt and the failure to observe the restrictions of Section
9.11 of the Agreement with respect to the prepayment of any other Debt shall constitute an Event of Default. Each Bank agrees that the repayment of the MS Limited Subordinated Debt is permitted by Section 9.7 of the Agreement.

         Section 4.3. RELEASE OF DEPOSIT. Each of the Banks consents and agrees to the release of Agent's security interest in: (i) the Richmont Deposit for purposes of the transfer thereof to MS Limited and (ii) the MS Deposit to allow MS to use the proceeds thereof to fund its purchase of the participations under the Master Participation Agreement.

         Section 4.4. RATIFICATIONS. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Borrowers, the Agent, and the Banks party hereto agree that the Agreement as amended hereby and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms. Without limiting the generality of the forgoing, the Borrowers agree that the term "Obligations" as used in the definition of the term "Obligations" in the Security Agreement, includes without limitation, the obligations, indebtedness and liabilities of the Borrowers under the Agreement as amended hereby and the Notes executed pursuant hereto (including the Loans made pursuant to Section 2.1 of the Agreement after the date hereof).

         Section 4.5. REPRESENTATIONS AND WARRANTIES. Borrowers hereby represent and warrant to Agent and the Banks as follows: (a) after giving effect to this Amendment and the FUNB Consent, no Default has occurred and is continuing; (b) after giving effect to this Amendment and the FUNB Consent, the representations and warranties set forth in the Loan Documents are true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of such date except with respect to any representations and warranties limited by their terms to a specific date; (c) the execution, delivery and performance of the Transaction Documents has been duly authorized by all necessary action on the part of Borrowers and Richmont and does not and will not: (1) violate any provision of law applicable to any Borrower or Richmont, the certificate of incorporation, bylaws, partnership agreement, membership agreement, or other applicable governing document of any Borrower or Richmont or any order, judgment, or decree of any court or agency of government binding upon any Borrower or Richmont, (2) after giving effect to the FUNB Consent, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of any Borrower or Richmont, including without limitation, the Indenture, the First Union Loan Agreement and each agreement evidencing and governing the Debt of any Borrower that is subordinate to the Obligations; (3) result in or require the creation or imposition of any material lien upon any of the assets of Borrowers or Richmont; or (4) after giving effect to the FUNB Consent, require any approval or consent of any Person under any material contractual obligation of Borrowers or Richmont; (d) the articles of incorporation, bylaws, partnership agreement, certificate of limited partnership, membership agreement, articles of organization or other applicable governing document of the Borrowers, Richmont and J.R. and the resolutions of the Borrowers and J.R. attached as exhibits to the Certificate of Secretary of Borrowers dated March 30, 2000 and the most recent Certificate of Secretary of J.R. delivered to the Agent, have not been modified or rescinded and remain in full force and effect; (e) neither Parent nor any

Subsidiary has any Debt, except as of the date hereof, the Debt outstanding under the Indenture and the other Debt as disclosed in the Parent's Form 10-Q filed with the United States Securities and Exchange Commission for the period ended June 30, 2000 (the "10-Q"); (f) the aggregate amount of the Debt which is equal in right of payment to any unsecured portion of the Obligations is as set forth in the 10-Q; (g) SCHEDULE 4.5(h) hereto sets forth the authorized, issued and outstanding Equity Interests of Parent and, after giving effect to the Debt Conversion, the shares of the stock of the Parent owned by each Permitted Holder, reflecting for each Permitted Holder, the number and type of shares and each such Permitted Holder's percentage interest in all the outstanding Equity Interests issued by the Parent; (h) all of the outstanding capital stock of Parent has been validly issued, is fully paid, and is nonassessable and except as disclosed on SCHEDULE 4.5(h) hereto, there are no outstanding subscriptions, options, warrants, calls, or rights (including preemptive rights) issued by the Parent to acquire, and no outstanding securities or instruments convertible into any Equity Interests of Parent; (i) the increase in the amount of the Obligations contemplated hereby have been (and hereby are) designated as "Designated Senior Indebtedness" (as defined in the Indenture) for all purposes under the Indenture; and (j) AS OF THE DATE HEREOF THERE ARE NO CLAIMS OR OFFSETS AGAINST OR DEFENSES OR COUNTERCLAIMS TO ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS AND IN ACCORDANCE THEREWITH IT:

                           (I) WAIVER. WAIVES ANY AND ALL SUCH CLAIMS, OFFSETS, DEFENSES OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE OF ITS EXECUTION OF THIS
         AMENDMENT AND

                           (II) RELEASE. RELEASES AND DISCHARGES THE AGENT AND THE BANKS, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SHAREHOLDERS, AFFILIATES AND ATTORNEYS (COLLECTIVELY THE "RELEASED PARTIES") FROM ANY AND ALL OBLIGATIONS, INDEBTEDNESS, LIABILITIES, CLAIMS, RIGHTS, CAUSES OF ACTION OR DEMANDS WHATSOEVER, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, IN LAW OR EQUITY, WHICH ANY BORROWER OR RICHMONT EVER HAD, NOW HAS, CLAIMS TO HAVE OR MAY HAVE AGAINST ANY RELEASED PARTY ARISING PRIOR TO THE DATE HEREOF AND FROM OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

         Section 4.6. POST-CLOSING COVENANTS. By March 15, 2001 and notwithstanding anything to the contrary contained in Section 8.10 of the Agreement, each Borrower shall deliver to Agent the following, all in form and substance acceptable to the Agent: (a) a landlord or mortgage waiver duly completed and executed for each location where any of its Collateral is located;
(b) lien acknowledgements from each third-party in possession of Collateral and any other documents or instruments necessary to create, preserve, protect and perfect the Liens of the Agent for the benefit of the Banks in the Collateral; and (c) amendments or other modifications to the promissory notes originally executed by Richmont Marketing Specialist, Inc. and otherwise described below changing the subordination provisions thereof to reflect that all the Obligations and all the Term Loan Obligations (as defined in the First Union Loan Agreement) are senior debt under the subordination provisions thereof:

         ======================= ==============================
                 Payee             Original Principal Amount
         ======================= ==============================
             Clark Brinkley               $174,116.02
         ----------------------- ------------------------------
              Barney Deal                 $148,061.35
         ----------------------- ------------------------------
              Donald Olin                 $28,554.82
         ----------------------- ------------------------------
               Doug Heyel                  $5,808.29
         ----------------------- ------------------------------
              Fred Manning                $87,057.78
         ----------------------- ------------------------------
            Joel Linebarger               $174,116.02
         ----------------------- ------------------------------
            Quincy Cummings              $4,547,302.00
         ----------------------- ------------------------------
               Gynn Eller                $6,879,912.00
         ======================= ==============================

                                   ARTICLE V.

                                  MISCELLANEOUS

         Section 5.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Amendment or any other Loan Document including any Loan Document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Agent or any Bank or any closing shall affect the representations and warranties or the right of Agent or any Bank to rely upon them.

         Section 5.2. REFERENCE TO AGREEMENT. Each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement as amended hereby.

         Section 5.3. EXPENSES OF BANK. As provided in the Agreement, Borrowers agree to pay on demand all costs and expenses incurred by Agent or any Bank in connection with the preparation, negotiation, and execution of this Amendment and the other Loan Documents executed pursuant hereto, including without limitation, the costs and fees of Agent's and each Banks' legal counsel.

         Section 5.4. SEVERABILITY. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

         Section 5.5. APPLICABLE LAW. This Amendment and all other Loan Documents executed pursuant hereto shall be governed by and construed in accordance with the laws of the State of New York and the applicable laws of the United States of America.

         Section 5.6. SUCCESSORS AND ASSIGNS. This Amendment is binding upon and shall inure to the benefit of Agent, each Bank and each Borrower and its respective successors and assigns, except Borrowers may not assign or transfer any of their rights or obligations hereunder without the prior written consent of the Banks.

         Section 5.7. SECTION COUNTERPARTS. This Amendment may be executed in one or more counterparts and on telecopy counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

         Section 5.8. EFFECT OF WAIVER. No consent or waiver, express or implied, by Agent or any Bank to or for any breach of or deviation from any covenant, condition or duty by Borrowers shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

         Section 5.9. HEADINGS. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

         Section 5.10. ENTIRE AGREEMENT. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR

DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

Executed as of the date first written above.

                                BORROWERS:

                                MARKETING SPECIALISTS CORPORATION
                                MARKETING SPECIALISTS SALES COMPANY
                                PAUL INMAN ASSOCIATES, INC.
                                THE SALES FORCE COMPANIES, INC.


                                By:_____________________________________________
                                    Name:_______________________________________
                                         Authorized Officer for all Borrowers

                                AGENT AND BANKS:

                                THE CHASE MANHATTAN BANK,
                                individually as a Bank and as the Agent


                                By:_____________________________________________
                                   Jim L. Holloway, Senior Vice President

                                CREDIT SUISSE FIRST BOSTON


                                By:_____________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                FLEET CAPITAL CORPORATION


                                By:_____________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                             OBLIGATED PARTY CONSENT

         Richmont: (i) consents and agrees to this Amendment; (ii) agrees that the Loan Documents to which it is a party shall remain in full force and effect and shall continue to be its legal, valid and binding obligation enforceable against it in accordance with their respective terms; (iii) agrees that the obligations, indebtedness and liabilities of the Borrowers arising under this Amendment and the Notes executed pursuant hereto are "Obligations" as that term is used in the Guaranty Agreement dated March 30, 2000 executed by Richmont in favor of the Agent and the Banks (the "GUARANTY") and "Guaranteed Indebtedness" as defined in the Guaranty; (iv) agrees that it remains obligated on the Guaranty for the "Guaranteed Indebtedness" defined therein in an amount up to $10,000,000; (v) acknowledges that it has transferred (and hereby does transfer) all of its right, title and interest in and to the Richmont Deposit and the MS Deposit to MS Limited and waives any right, title or interest therein; (vi) agrees to, as required under the Guaranty, immediately deliver to Agent and the Banks such financial statements and other related information as Agent or any Bank shall request from time to time in a form acceptable to such requesting Agent or Bank; (vii) represents and warrants that: (a) the representations and warranties applicable to it in Section 4.5 hereof are true and correct on and as of the date hereof; (b) it has available the financial resources that may be necessary in order to avoid the occurrence of an Event of Default under clause
(q) of Section 11.1 of the Agreement, as amended by this Amendment; and (c) AS OF THE DATE HEREOF THERE ARE NO CLAIMS OR OFFSETS AGAINST OR DEFENSES OR COUNTERCLAIMS TO ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS AND IN ACCORDANCE THEREWITH IT:

                           (I) WAIVER. WAIVES ANY AND ALL SUCH CLAIMS, OFFSETS, DEFENSES OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE OF ITS EXECUTION OF THIS AMENDMENT AND

                           (II) RELEASE. RELEASES AND DISCHARGES THE AGENT AND THE BANKS, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SHAREHOLDERS, AFFILIATES AND ATTORNEYS (COLLECTIVELY THE "RELEASED PARTIES") FROM ANY AND ALL OBLIGATIONS, INDEBTEDNESS, LIABILITIES, CLAIMS, RIGHTS, CAUSES OF ACTION OR DEMANDS WHATSOEVER, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, IN LAW OR EQUITY, WHICH IT EVER HAD, NOW HAS, CLAIMS TO HAVE OR MAY HAVE AGAINST ANY RELEASED PARTY ARISING PRIOR TO THE DATE HEREOF AND FROM OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

                                 RICHMONT CAPITAL PARTNERS I, L.P.

                                 By:    J.R. Investments Corp.,
                                        its Managing General Partner


                                 By:    ________________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                                  EXHIBIT "A-1"
                                       TO
                        MARKETING SPECIALISTS CORPORATION
                      SECOND AMENDMENT TO CREDIT AGREEMENT
                                 TRANCHE A NOTE

                                      NOTE
                                (Tranche A Loans)

$______________                                                          __, 20_

         FOR VALUE RECEIVED, the undersigned, MARKETING SPECIALISTS CORPORATION, a Delaware corporation, PAUL INMAN ASSOCIATES, INC., a Michigan corporation, MARKETING SPECIALISTS SALES COMPANY, a Texas corporation, and THE SALES FORCE COMPANIES, INC., an Indiana corporation (collectively, the "BORROWERS"), hereby promise, jointly and severally, to pay to the order of _________________________ (the "BANK"), at Agent's Principal Office, in lawful money of the United States of America and in immediately available funds, the principal amount of _______________________________________________ and No/100 Dollars
($_____________) or such lesser amount as shall equal the aggregate unpaid principal amount of the Tranche A Loans made by the Bank to the Borrowers under the Credit Agreement referred to below, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Tranche A Loan, at such office, in like money and funds, for the period commencing on the date of such Tranche A Loan until such Tranche A Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

         The Borrowers hereby authorize the Bank to record in its records the amount of each Tranche A Loan and all payments of principal in respect thereof, which records shall, in the absence of manifest error, constitute prima facie evidence of the accuracy thereof; PROVIDED, HOWEVER, that the failure to make such notation with respect to any such Tranche A Loan or payment shall not limit or otherwise affect the obligations of the Borrowers under the Credit Agreement or this Note.

         This Note is one of the Tranche A Notes referred to in the Credit Agreement dated as of March 30, 2000, among the Borrowers, the Bank, the other banks party thereto (the "BANKS"), and THE CHASE MANHATTAN BANK as agent for the Banks (in such capacity, the "Agent" and such Credit Agreement, as the same has been and may hereafter be amended or otherwise modified from time to time, being referred to herein as the "CREDIT AGREEMENT") and evidences Tranche A Loans made by the Bank thereunder. The Credit Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events and for prepayments of Tranche A Loans prior to the maturity of this Note upon the terms and conditions specified in the Credit Agreement. Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

         This Note shall be governed by and construed in accordance with the laws of the State of New York and the applicable laws of the United States of America.

         Except for any notices expressly required by the Loan Documents, the Borrowers and each obligor, surety, guarantor, endorser and other party ever liable for payment of any sums of money payable on this Note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral securing this Note, all without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to release any such party or to release or substitute part or all of the collateral securing this Note, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

         This Note along with the Tranche B Note payable to the Bank dated the date hereof (the "New Notes") are executed in replacement of the Note dated April 14, 2000 executed by the Borrowers and payable to the order of the Bank in the original principal amount of $ __________ (the "PRIOR NOTE"). The New Notes evidence the indebtedness previously evidenced by the Prior Note, which indebtedness is not extinguished but continued under the terms of the New Notes.

                               MARKETING SPECIALISTS CORPORATION
                               PAUL INMAN ASSOCIATES, INC.
                               MARKETING SPECIALISTS SALES COMPANY
                               THE SALES FORCE COMPANIES, INC.

                               By:______________________________________________
                                   Name:________________________________________
                                        Authorized Officer for all Borrowers

                                  EXHIBIT "A-2"
                                       TO
                        MARKETING SPECIALISTS CORPORATION
                      SECOND AMENDMENT TO CREDIT AGREEMENT
                                 TRANCHE B NOTE

PAYMENTS ON THIS NOTE ARE SUBJECT AND SUBORDINATE TO THE PRIOR PAYMENT IN FULL OF OTHER INDEBTEDNESS AS PROVIDED IN THE CREDIT AGREEMENT DEFINED BELOW AND THE INTERCREDITOR AGREEMENT DEFINED THEREIN.

                                      NOTE
                                (Tranche B Loans)

$______________                                                          __, 20_

         FOR VALUE RECEIVED, the undersigned, MARKETING SPECIALISTS CORPORATION, a Delaware corporation, PAUL INMAN ASSOCIATES, INC., a Michigan corporation, MARKETING SPECIALISTS SALES COMPANY, a Texas corporation, and THE SALES FORCE COMPANIES, INC., an Indiana corporation (collectively, the "BORROWERS"), hereby promise, jointly and severally, to pay to the order of _________________________ (the "BANK"), at Agent's Principal Office, in lawful money of the United States of America and in immediately available funds, the principal amount of _______________________________________________ and No/100 Dollars
($_____________) or such lesser amount as shall equal the aggregate unpaid principal amount of the Tranche B Loans made by the Bank to the Borrowers under the Credit Agreement referred to below, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Tranche B Loan, at such office, in like money and funds, for the period commencing on the date of such Tranche B Loan until such Tranche B Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

         The Borrowers hereby authorize the Bank to record in its records the amount of each Tranche B Loan and all payments of principal in respect thereof, which records shall, in the absence of manifest error, constitute prima facie evidence of the accuracy thereof; PROVIDED, HOWEVER, that the failure to make such notation with respect to any such Tranche B Loan or payment shall not limit or otherwise affect the obligations of the Borrowers under the Credit Agreement or this Note.

         This Note is one of the Tranche B Notes referred to in the Credit Agreement dated as of March 30, 2000, among the Borrowers, the Bank, the other banks party thereto (the "BANKS"), and THE CHASE MANHATTAN BANK as agent for the Banks (in such capacity, the "AGENT" and such Credit Agreement, as the same has been and may hereafter be amended or otherwise modified from time to time, being referred to herein as the "CREDIT AGREEMENT") and evidences Tranche B Loans made by the Bank thereunder. The Credit Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events and for prepayments of Tranche B Loans prior to the maturity of this Note upon the terms and conditions specified in the Credit Agreement. Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

         This Note shall be governed by and construed in accordance with the laws of the State of New York and the applicable laws of the United States of America.

         Except for any notices expressly required by the Loan Documents, the Borrowers and each obligor, surety, guarantor, endorser and other party ever liable for payment of any sums of money payable on this Note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral securing this Note, all without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to release any such party or to release or substitute part or all of the collateral securing this Note, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

         This Note along with the Tranche A Note payable to the Bank dated the date hereof (the "New Notes") are executed in replacement of the Note dated April 14, 2000 executed by the Borrowers and payable to the order of the Bank in the original principal amount of $ __________ (the "Prior Note"). The New Notes evidence the indebtedness previously evidenced by the Prior Note, which indebtedness is not extinguished but continued under the terms of the New Notes

                               MARKETING SPECIALISTS CORPORATION
                               PAUL INMAN ASSOCIATES, INC.
                               MARKETING SPECIALISTS SALES COMPANY
                               THE SALES FORCE COMPANIES, INC.

                               By:______________________________________________
                                   Name:________________________________________
                                        Authorized Officer for all Borrowers

                                  EXHIBIT "A-3"
                                       TO
                        MARKETING SPECIALISTS CORPORATION
                      SECOND AMENDMENT TO CREDIT AGREEMENT


                               REALLOCATION NOTICE

                               Reallocation Notice

To:      Marketing Specialists Corporation
         17855 Dallas Parkway, Suite 200
         Dallas, Texas 76287

Ladies and Gentlemen:

         This Reallocation Notice (the "NOTICE") is being delivered pursuant to
Section 2.2 of that certain Credit Agreement (as amended, the "AGREEMENT") dated as of March 30, 2000 among MARKETING SPECIALISTS CORPORATION, certain of its subsidiaries, THE CHASE MANHATTAN BANK, as agent, and the Banks named therein. All capitalized terms, unless otherwise defined herein, shall have the same meanings as in the Agreement.

         Each Bank reallocates the principal amounts of its Tranche A Loans designated below as Tranche B Loans:

          ================================================== =================================================
                                                                Principal Amount of Tranche A Loans to be
                                Banks                                 reallocated as Tranche B Loans
          ================================================== =================================================
          Chase                                              $
          -------------------------------------------------- -------------------------------------------------
          Credit Sussie                                      $
          -------------------------------------------------- -------------------------------------------------
          Fleet Capital                                      $
          ================================================== =================================================

         IN WITNESS WHEREOF, the undersigned has executed this Notice effective this _______ day of ____________.

                             THE CHASE MANHATTAN BANK,
                             as agent and as a bank


                             By:____________________________________________
                                 Name:______________________________________
                                 Title:_____________________________________

                             ACCEPTED AND AGREED TO:

                             CREDIT SUISSE FIRST BOSTON


                             By:____________________________________________
                                 Name:______________________________________
                                 Title:_____________________________________

                             FLEET CAPITAL CORPORATION


                             By:____________________________________________
                                 Name:______________________________________
                                 Title:_____________________________________

                             PARTICIPANT:

                             MS ACQUISITION LIMITED

                             By:    MSSC Acquisition Corp., its general partner


                                    By:_____________________________________
                                        Name:_______________________________
                                        Title:______________________________

                                   EXHIBIT "B"
                                       TO
                      SECOND AMENDMENT TO CREDIT AGREEMENT


                             COMPLIANCE CERTIFICATE

                             COMPLIANCE CERTIFICATE
                                     for the
                        quarter ending ________ __, ____

To:      The Chase Manhattan Bank
         2200 Ross Avenue, 4th Floor
         Dallas, Texas  75201

         and each Bank

Ladies and Gentlemen:

         This Compliance Certificate (the "CERTIFICATE") is being delivered pursuant to Section 8.1(c) of that certain Credit Agreement (as amended, the "AGREEMENT") dated as of March 30, 2000 among MARKETING SPECIALISTS CORPORATION (the "PARENT") and certain of its subsidiaries (the "SUBSIDIARIES") and THE CHASE MANHATTAN BANK, as agent, and the Banks named therein. All capitalized terms, unless otherwise defined herein, shall have the same meanings as in the Agreement. All the calculations set forth below shall be made pursuant to the terms of the Agreement.

     The undersigned, an authorized financial officer of the Parent, does hereby certify to the Agent and the Banks that:

1.       DEFAULT.

         No Default has occurred and is continuing or if a Default has occurred and is continuing, I have described on the attached Exhibit "A" the nature thereof and the steps taken or proposed to remedy such Default.

2.                                                                                               COMPLIANCE
                                                                                                 ----------
        (a)  Annual  audited  financial   statements  of  Parent  and  the                Yes      No       N/A
             Subsidiaries on a consolidated basis within 90 days after the end of each Fiscal Year.

        (b)  Annual unaudited financial statement of Richmont.                            Yes      No       N/A
        (c)  Quarterly  financial  statement  of Richmont  with 45 days of                Yes      No       N/A
             the first 3 fiscal quarter ends.

        (d)  Monthly  unaudited  financial  statements  of Parent  and the                Yes      No       N/A
             Subsidiaries   on  a   consolidated   basis  and  within  the

             applicable days after each month end.

        (e)  Weekly Receivable Reports each Tuesday.                                      Yes      No       N/A
        (f)  Monthly Borrowing Base Report 15 days after each month end.                  Yes      No       N/A
        (g)  Monthly reserve report 15 days after month end.                              Yes      No       N/A
        (h)  Daily Receivable Reporting                                                   Yes      No       N/A
        (i)  Cash flow forecast on Tuesday of each week                                   Yes      No       N/A
        (j)  Annual  projections  within 45 days  after the  beginning  of                Yes      No       N/A
             each Fiscal Year.


Page 1 of 4

3.      SECTION 9.1 - DEBT No Additional Debt except:

        (a)  Purchase money not to exceed:                                  $3,000,000    Yes      No
             Actual Outstanding:                                            $________

        (b)  Other Debt not to exceed                                       $2,000,000    Yes      No
             Actual Outstanding:                                            $________

4.      SCHEDULE 10.1 - MINIMUM FIXED CHARGES COVERAGE RATIO

        (a)  EBITDA for last 4 Fiscal Quarters
            (or portion thereof since 9/30/00)

            (i)   Net Income                                                $________
            (ii)  PLUS  taxes  included  and  interest  deducted  (but      $________
                  excluding   non-cash   amortization  of  capitalized      $________
                  credit costs)                                             $________

            (iii) PLUS amortization and depreciation                        $________
            (iv)  MINUS Capital Expenditures
            (v)   EBITDA [4(a)(i) PLUS 4(a)(ii) plus 4(a)(iii)              $________
                  minus 4(a)(iv)]

        (b) Scheduled amortization of Debt for last 4 Fiscal Quarters (or portion thereof since 9/30/00) PLUS cash interest PLUS cash taxes
             $________

        (c)  Actual Fixed Charges Coverage Ratio: 4(a)(v) DIVIDED BY 4(b) = _____:1.00

        (d)  Minimum Fixed Charges Coverage Ratio:                          _____:1.00

5.      SECTION 10.2 - MAXIMUM DEBT TO EBITDA RATIO

       (a)  Adjusted EBITDA

             (i)  EBITDA                                                    $________
             (ii) PLUS applicable adjustments per Credit Agreement          $________
             (iii)Adjusted EBITDA                                           $________

       (b)  Principal amount of consolidated Debt                           $________

       (c)  Actual Debt to Adjusted EBITDA Ratio:
            5(a)(iii) DIVIDED BY 5(b) =                                     ____:1.00

       (d)  Maximum Debt to Adjusted EBITDA Ratio:                          ____:1.00


Page 2 of 4

6.       SECTION 10.4 - MINIMUM INTEREST COVERAGE RATIO

        (a)  EBITDA for applicable period

             (i)  Net Income

            (ii) Plus taxes included and interest deducted (but $________ excluding non-cash amortization of capitalized credit costs)
                  $________

             (iii)Plus amortization and depreciation                        $________
             (iv) 6(a)(i) plus 6(a)(ii) plus 6(a)(iii)                      $________

                                                                            $________

        (b)  Consolidated cash interest expense for applicable period       $________

        (c)  Actual Interest Coverage Ratio: 6(a) DIVIDED BY 6(b) =         ____:1.00

        (d)  Minimum Interest Coverage Ratio:                               ____:1.00

7.      SECTION 10.5 - MINIMUM EBITDA

        (a)  Minimum Required EBITDA for period                             $________

        (b)  Actual EBITDA                                                  $________

8.      SECTION 10.6- CAPITAL EXPENDITURES LIMIT

        (a)  Actual Capital Expenditures for current Fiscal Year            $________

        (b)  Capital Expenditure Limit                                      $3,000,000    Yes      No

9.      ATTACHED SCHEDULES

        Attached hereto as schedules are the calculations supporting the computation set forth above in this Certificate. All information contained herein and on the attached schedules is true and correct.

10.     FINANCIAL STATEMENTS

        The unaudited financial statements attached hereto were prepared in accordance with GAAP (or the generally accepted accounting principles of the jurisdiction of organization of the applicable Person) and fairly present (subject to year end audit adjustments) the financial conditions and the results of the operations of the Persons reflected thereon, at the date and for the periods indicated therein.

11. In the interest of any conflict between this Compliance Certificate and the Agreement, the Agreement shall control.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate effective this _______ day of _______________.

                                   MARKETING SPECIALISTS CORPORATION


                                   By:_________________________________________
                                      Name:____________________________________
                                      Title:___________________________________

                                   EXHIBIT "C"
                                       TO
                      SECOND AMENDMENT TO CREDIT AGREEMENT


                              BORROWING BASE REPORT

                              BORROWING BASE REPORT


TO:      The Chase Manhattan Bank, as agent
         2200 Ross Avenue, 4th Floor
         Dallas, Texas  75201

         and each Bank

Ladies and Gentlemen:

         This Borrowing Base Report for the __________ ending ____________________, 20__ (the "Period") is executed and delivered by Marketing Specialists Corporation (the "Parent") to THE CHASE MANHATTAN BANK (the "Agent"), pursuant to that certain Credit Agreement dated as of March ___, 2000, among the Parent and certain of its Subsidiaries, the Agent and the Banks named therein. All terms used herein shall have the meanings assigned to them in the Credit Agreement (as amended to the date hereof, the "Credit Agreement").

         The Parent represents and warrants to the Agent and the Banks that all information contained herein is true, correct, and complete, and that the total Eligible Accounts referred to below represent the Eligible Accounts that qualify for purposes of determining the Borrowing Base under the Credit Agreement. The Parent also represents and warrants that all figures listed below or attached hereto have been calculated based on the provisions of the Credit Agreement. The Parent further represents and warrants to the Agent and the Banks that attached hereto are SCHEDULES 1-8 showing the Borrowing Base for each Borrower and the following Receivables reports: (a) as EXHIBIT A, a list of all Receivables of the Borrower as of the last day of the Period, showing all Receivables aged in 30, 60, 90 and 120 day intervals and specifying the balance due for account debtor; (b) as EXHIBIT B, a sales report summary of the Borrower for the Period;
(c) as EXHIBIT C, a collections report (including lockbox activity statement) for the Period; (d) as EXHIBIT D, a customer credit report for the Period; and
(e) as EXHIBIT E, a report showing a detailed calculation of the Aggregate Net Marketing Development Funds included in calculating the Borrowing Base.

         The Parent represents and warrants to the Agent and the Banks that the representations and warranties of the Borrowers contained in ARTICLE 7 of the Credit Agreement and contained in the other Loan Documents are true and correct on and as of the date of this Borrowing Base Report as if made on and as of the date hereof except to the extent that such representations and warranties speak to a specific date, and that no Default has occurred and is continuing.

BORROWING BASE SUMMARY:

         Individual Borrowing Base of:

1.       Marketing Specialists Corporation...............................................      $__________
2.       Paul Inman Associates, Inc......................................................      $__________
3.       Marketing Specialists Sales Company.............................................      $__________
4.       The Sales Force Companies, Inc. ................................................      $__________
5.       Total...........................................................................      $__________
6.       Aggregate Amount of Non-System  Receivables included in Total (prior to the
         application of the Advance Percent).............................................      $__________


Page 1

7.       Line 6 minus $4,000,000 (but not less than zero)                                      $__________
8.       Advance Percent multiplied by line 7                                                  $__________
9.       Aggregate Borrowing Base (line 5 minus line 8)..................................      $__________

         OUTSTANDING REVOLVING CREDIT SUMMARY:

         Outstanding Revolving Credit of:

1.       Marketing Specialists Corporation...............................................      $__________
2.       Paul Inman Associates, Inc......................................................      $__________
3.       Marketing Specialists Sales Company.............................................      $__________
4.       The Sales Force Companies, Inc. ................................................      $__________
5.       Total                                                                                 $__________


         AGGREGATE AVAILABLE CREDIT
         (Lesser of Aggregate Borrowing Base (line 9)
         and the Commitments LESS Aggregate
         Outstanding Revolving Credit (line 5))..........................................      $__________


In the event of any conflict between this Borrowing Base Report and the Credit Agreement, the Credit Agreement shall control.

Date:   __________, 20__.

                                     PARENT:

                                     MARKETING SPECIALISTS CORPORATION

                                     By:________________________________________
                                         Name:__________________________________
                                         Title:_________________________________

                                  Schedule ____
                                       to
                              Borrowing Base Report
                        Marketing Specialists Corporation



                              Borrowing Base Report
                                       for
                               [NAME OF BORROWER]

ELIGIBLE ACCOUNTS:

1.      Gross Receivables

        (a) Ending balance as of prior period ending _______, 20___
            (I.E., DATE OF LAST BORROWING BASE REPORT OR 12/31/99 IF
            FIRST BORROWING BASE REPORT ................................................                  $__________
        (b) Collections on Receivables since prior period end...........................                  $__________
        (c) Other credits on Receivables since prior period end.........................                  $__________
        (d) Receivables generated since prior period end................................                  $__________
        (e) Other debits since prior period end.........................................                  $__________
        (f) Gross Receivables for period ending ______, 20___ (the sum of
            1(a) minus 1(b) minus 1(c) plus 1(d) plus 1(e)) ............................                  $__________
2.      Less:  Ineligible  Receivables  (determined  pursuant to the  definition  of Eligible
        Account in the Credit Agreement, without duplication)...........................                  $__________
        (a) Receivables  not evidenced by an invoice or not  otherwise  evidenced in a manner satisfactory  to the Agent or not in compliance with all applicable  laws,  rules
            and regulations, including without limitation, usury laws...................                  $__________
        (b) Receivables  outstanding  for more  than  120 days  after  the  original  date of
            invoice or 90 days past due or receivables based on estimated amounts due...                  $__________
        (c) Receivables  based  on  an  estimate  or  otherwise  arising  from  unenforceable contracts or where applicable Borrower is in default........................
        (d) The services  reflected  on the  applicable  invoice  have not been  completed or
            goods not delivered or amounts are not properly billable....................                  $__________
        (e) Receivables  subject to defects in title or is subject to any Lien  except  Liens
            in favor of the Agent.......................................................                  $__________
        (f) Receivable is not subject to a first  perfected  Lien in favor of the Agent or is
            not payable to a Lockbox Account covered by an agency account agreement.....                  $__________
        (g) account  debtor is  insolvent  or the  subject of any  bankruptcy  or  insolvency proceeding  or has made an  assignment  for the benefit of  creditors,  suspended normal  business  operations,  dissolved,  liquidated,  terminated its existence, ceased to pay its debts as they become due,
            or suffered a receiver or trustee to be appointed for any of its assets affairs               $__________
        (h) Receivable is evidenced by chattel paper or any instrument..................                  $__________
        (i) Borrower's  performance  of the  contract  to which  the  Receivable  relates  is
            assured by a performance, completion, or other bond.........................                  $__________
        (j) Receivable  is owed by an  Affiliate  of the  Borrower  or a  director,  officer,
            agent, stockholder or employee of such Borrower or by one Borrower to another                 $__________
        (k) Receivables not payable in Dollars..........................................                  $__________
        (l) Account debtor or other Person  obligated on such  Receivable is not domiciled in             $__________
            the United States and the  Receivable is not backed by a  satisfactory  letter of credit  issued or confirmed by a bank located in the United  States or insured by insurance...................................................................


        (m) More than 50% of aggregate  amount of  Receivables  owed by the account debtor to             $__________
            any Borrower are more than 90 days past due.................................
        (n) Account  debtor is a Government  Authority  and the Federal  Assignment of Claims             $__________
            Act of 1940 or similar statute have not been complied to the  satisfaction of the
            Agent ......................................................................
        (o) Receivable charged or written off as uncollectible in accordance with  GAAP.                  $__________
        (p) Failure to file Notice of Business Activity Report..........................                  $__________
        (q) Goods of sale not owned,  not  delivered on a absolute  sale basis or returned or
            rejected....................................................................                  $__________
        (r) Receivable is an Excluded Account...........................................                  $__________
3.      Total Ineligible Accounts (total 2(a) through (s))..............................                  $__________
4.      Contra accounts.................................................................                  $__________
5.      Setoffs, counterclaims, etc. by account debtors.................................                  $__________
6.      Retainage by account debtors....................................................                  $__________
7.      Accounts subject to 10% rule....................................................                  $__________
8.      Accounts not eligible due to sale of Borrower...................................                  $__________
9.      TOTAL ELIGIBLE ACCOUNTS (1(f) minus 3 through 8)................................                  $
                                                                                                           ==========

BORROWING BASE

10.     Non-System Receivables..........................................................                  $__________
11.     Greater of (a) line 10 minus $4,000,000 or (b) zero.............................                  $__________
12.     Unapplied Cash..................................................................                  $__________
13.     Net Eligible Accounts (Line 9 minus Line 11 and 12).............................                  $__________
14.     75% (or such other  percentage  as may apply as  determined  in  accordance  with the
        Credit Agreement) of line 13....................................................                  $__________
15.     Pledged cash....................................................................                  $__________
16.     Aggregate Net Marketing Development Funds (as detailed on Exhibit E)............                  $__________
17.     Accounts payable arising from the sale of a perishable agricultural commodity...                  $__________
18.     Reserves established by the Agent...............................................                  $__________
19.     BORROWING BASE as of the date hereof
        (line 14, plus line 15 minus line 16 and line 17)...............................                  $__________

AVAILABLE CREDIT:

20.     Outstanding Revolving Credit....................................................                $____________
        (a) Loans.......................................................................                $____________
        (b) Letter of Credit Liabilities................................................                $____________
        (c) TOTAL (16(a) plus 16(b))....................................................                $____________

21.     AVAILABLE  CREDIT  AMOUNT  [(the lesser of the amount of the  Commitments  or line 15
        minus line 16 (c))].............................................................                $____________

                                   EXHIBIT "G"
                                       TO
                      SECOND AMENDMENT TO CREDIT AGREEMENT



                               RECEIVABLES REPORT

                            [to be provided by Chase]

                                 SCHEDULE 4.5(h)
                                       TO
                      SECOND AMENDMENT TO CREDIT AGREEMENT


                              PARENT CAPITALIZATION

                           [to be provided by Parent]